UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2021

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 2, 2021, Ferring International Center S.A. (“Ferring”), notified us of its intention to terminate that certain Distribution Agreement dated November 12, 2018 by and among Ferring, INVO Bioscience, Inc. (“INVO”), and Bio X Cell, Inc., (the “Agreement”). Ferring gave notice of termination for convenience under Section 14.2(b) of the Agreement which requires 90-days prior written notice. Accordingly, the Agreement will officially terminate on January 31, 2022. Capitalized terms used and not otherwise defined have the meanings set forth in the Agreement.

Pursuant to the terms of the Agreement, for ninety (90) days after the expiration or termination, Ferring shall use Commercially Reasonable Efforts to transition any customers for the Product in the Territory to INVO and otherwise facilitate the orderly transition of the distribution of the Product in the Territory from Ferring to INVO or its designee. In addition, Ferring shall provide INVO with a list of all then-existing customers, of the Product in the Territory.

INVO’s Supply Agreement with Ferring dated November 12, 2018 automatically terminates upon termination of the Agreement, pursuant to its terms. As such, the Supply Agreement will terminate on January 31, 2022.

Item 8.01 Other Events

On November 8, 2021, we issued a press release titled “INVO Bioscience Regains Full U.S. Commercialization Rights”. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Termination Notice
99.1	Press Release dated November 8, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated November 8, 2021

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